Exhibit A

                      JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $.001 per share, of PRT Group Inc., and further agree to the filing of this Joint Filing Agreement as an Exhibit to such statement.

     IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of February 9, 1999.




                                   By:  /s/ Douglas K. Mellinger
                                        -------------------------
                                        Douglas K. Mellinger




                                   By:  /s/ Gregory S. Mellinger
                                        -------------------------
                                        Gregory S. Mellinger




                                   By:  /s/ Paul L. Mellinger
                                        -------------------------
                                        Paul L. Mellinger